UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009
TECUMSEH PRODUCTS COMPANY
(Exact name of Registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan (Address of principal executive offices)	48108 (Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(Not Applicable)
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 29, 2009, Tecumseh Products Company, (the “Company”) entered into a Reimbursement Agreement (the “Agreement”) with Herrick Foundation, a Michigan nonprofit corporation and significant shareholder of the Company (the “Foundation”). The Company and the Foundation engaged in a proxy contest (the “Proxy Contest”) in 2009 related to the election of certain directors to the Company’s board of directors and, as determined by the votes cast in the 2009 annual shareholders’ meeting held on August 14, 2009, the nominees of the Foundation were elected. Kent B. Herrick, Chairman of the Company’s board of directors, is also Trustee, Vice President and Executive Director of the Foundation.
     Under the terms of the Agreement, the Company has agreed to reimburse the Foundation for its reasonable costs and expenses incurred in connection with the Proxy Contest in the amount of $1,121,947.22, subject to the terms and conditions of the Agreement. The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Reimbursement Agreement, dated as of October 28, 2009, effective as of October 29, 2009, by and between Tecumseh Products Company and Herrick Foundation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2009	TECUMSEH PRODUCTS COMPANY
	By:	/s/ James S. Nicholson
		Name:	James S. Nicholson
		Title:	Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Reimbursement Agreement, dated as of October 28, 2009, effective as of October 29, 2009, by and between Tecumseh Products Company and Herrick Foundation.